                                                                   Exhibit 3.15

                          CERTIFICATE OF INCORPORATION

                           Q.E.D, INTERNATIONAL, INC.

                Under Section 402 of the Business Corporation Law

                  The undersigned, being a natural person of at least 18 years of age and acting as the incorporator of the corporation hereby being formed under the Business Corporation Law, certifies that:

                  FIRST: The name of the corporation is Q.E.D. INTERNATIONAL, INC.

                  SECOND: The corporation is formed for the following purpose or purposes:

                  To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided that the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency, or other body without such consent or approval first being obtained.

                  THIRD: The office of the corporation is to be located in the County of Westchester, State of New York.

                  FOURTH: The aggregate number of shares which the corporation shall have authority to issue is two hundred, all of which are without par value, and all of which are of the same class.

                  FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: c/o Richard Johnson, 232 Albany Avenue, Thornwood, New York 10594.

                  SIXTH:  The duration of the corporation is to be perpetual.

                                       -1-

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                  SEVENTH: The corporation shall, to the fullest extent
permitted by Article 7 of the Business Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution of shareholders, resolution of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which he served at the request of the corporation.

                  EIGHTH: The personal liability of the directors of the corporation is eliminated to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the Business Corporation Law, as the same may be amended and supplemented.

 Signed on May 25, 1995.

                           /s/  Athena Amaxas
                           -----------------------------------------------------
                           Athena Amaxas, Incorporator
                           375 Hudson Street, 11th Floor
                           New York, New York 10014

STATE OF NEW YORK
                        ) SS:
COUNTY OF NEW YORK

                  On the date hereinafter set forth, before me came Athena Amaxas, to me known to be the individual who is described in, and who signed the foregoing certificate of incorporation, and she acknowledged to me that she signed the same.

Signed on May 25, 1995.



                                       /s/ Merryl Wiener
                                      ------------------------------------------
                                      Notary Public
                                      Merryl Wiener
                                      Notary Public, State of New York
                                      No. 41-4754750
                                      Qualified in Queens County
                                      Certificate Filed in New York County
                                      Commission Expires July 31, 2004


                                      -2-

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                            CERTIFICATE OF AMENDMENT

                                       OF

                           Q.E.D. INTERNATIONAL, INC.

               (under Section 805 of the Business Corporation Law)

Richard Johnson, the President, and Robert Blink, the Secretary of Q.E.D. International, Inc. hereby certify:

1.       The name of the corporation is Q.E.D. INTERNATIONAL, INC.

2. The Certificate of Incorporation was filed by the Department of State on May 31, 1995 under the name Q.E.D. International., Inc.

3 The purpose of this Amendment is to increase the number of shares from 200 no par value common shares, of which 100 are issued and outstanding, to 6,000,000 common shares, with a par value of $0.01. 3,000,000 of which will be designated as Class A voting shares and 3,000,000 of which will be designated as Class B non-voting shares. The one hundred unissued original shares shall be cancelled and each originally issued share shall be exchanged for 30,000 Class A voting shares and 10,000 Class B non-voting shares. In addition to these exchanged shares, the corporation shall be adding 2,000,000 class B non-voting par value $.01 shares for a total of 6,000,000 shares, 3,000,000 Class A and 3,000,000 Class B.

4 The certificate of incorporation is amended to delete paragraph FOURTH, and to insert the following in lieu thereof:

                  "FOURTH: the total number of shares authorized to be issued by the Corporation is 6,000,000 (six million) shares with a par value of $0.01, of which 3,000,000 (three million) will be designated as Class A voting shares and 3,000,000 (three million) will be designated as Class B non-voting shares".

5. This Amendment of the Certificate of Incorporation was authorized by unanimous written consent of all of the board of directors, followed by unanimous vote of the holders of all outstanding shares entitled to vote thereon.

IN WITNESS WHEREOF, this Certificate of Amendment has been subscribed by the undersigned, this 25th day of July, 1998, who affirms that the statements made herein are true under the penalties of perjury.

         /s/ Richard Johnson, M.D.                 /s/ Robert Blink
-----------------------------------       --------------------------------
Richard Johnson, M.D.                     Robert Blink
President                                 Vice President and Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                           Q.E.D. INTERNATIONAL, INC.

               (UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW)

Richard Johnson, the President, and Tom Perkins, Asst. Secretary of Q.E.D. International, Inc., hereby certify:

1.       The name of the corporation is Q.E.D. INTERNATIONAL, INC.

2. The Certificate of Incorporation was filed by the Department of State on May 31, 1995 under the name Q.E.D. International, Inc., and was amended on July 28, 1998.

3. The Certificate of Incorporation is amended to change the name of the Corporation.

4. Paragraph 1 of the Certificate of Incorporation, which refers to the corporation name is amended to read as follows:

         "FIRST The name of the Corporation shall be `Q.E.D. Communications, Inc.'"

5. This Amendment of the Certificate of Incorporation was authorized by unanimous written consent of all of the board of directors and the shareholders.

IN WITNESS WHEREOF, we have executed this certificate as of the 30 day of December, 1998

         /s/ Richard Johnson, M.D.                   /s/ Tom Perkins
----------------------------------        ------------------------------
Richard Johnson, M.D.                     Tom Perkins,
President                                 Asst. Secretary

State of New York      )
                          )ss:
County of Westchester)

Richard Johnson being duly sworn that he is the President of Q.E.D. International, Inc. and that he has executed the foregoing Certificate, that he has read the same and knows of its contents, and that the statements contained therein are true.



                                       /s/ Richard Johnson
                                       -----------------------------------------
                                       Richard Johnson

sworn to before me this
30 day of December, 1998.



/s/ Patricia M. Buckley
----------------------------
notary public



State of North Carolina)
                          )ss:
County of Durham     )

Tom Perkins, being duly sworn that he is the Asst. Secretary of Q.E.D. International, Inc. and that he has executed the foregoing Certificate, that he has read the same and knows of its contents, and that the statements contained therein are true.



                                       /s/ Tom Perkins
                                       -----------------------------------------
                                       Tom Perkins



sworn to before me this
19 day of December, 1998.



/s/ Sharon J. Baker
------------------------------
notary public

Sharon J. Baker, Notary Public
Orange County, North Carolina
My Commission Expires 3/16/00

                              CERTIFICATE OF CHANGE

                                       OF

                           Q.E.D. Communications, Inc.

               UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW

                  1. The name of the corporation is Q.E.D. Communications, Inc. It was incorporated under the name Q.E.D. International, Inc.

                  2. The Certificate of Incorporation of said corporation was filed by the Department of State on the May 31,1995.

                  3.       The following was authorized by the Board of
         Directors:

                  To change the post office address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him to c/o C T Corporation System, 111 Eighth Avenue, New York, N.Y. 10011.

To designate C T CORPORATION SYSTEM, 111 Eighth Avenue, New York. N.Y. 10011 as its registered agent in New York upon whom all process against the corporation may be served.

                                          /s/ John S. Russell
                                          --------------------------------------
                                          John S. Russell
                                          Vice President & Secretary